Exhibit 10.10(a)

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of this 31st day of January, 2014 by and among BANK OF MONTREAL, as lender and as administrative agent (in its capacity as administrative agent, together with any successor thereto, “Senior Agent”) for the lenders from time to time party to the Senior Credit Agreement defined below (collectively with such lenders party to such Credit Agreement and any Credit Product Providers, as such term is defined in such Credit Agreement, “Senior Lenders”), U.S. BANK NATIONAL ASSOCIATION, as collateral agent (together with any successor thereto, the “Junior Agent”) for the lenders from time to time party to the Junior Credit Agreement defined below and each other holder of Junior Debt from time to time, PENNANTPARK INVESTMENT CORPORATION, PENNANTPARK FLOATING RATE CAPITAL LTD. and PENNANTPARK CREDIT OPPORTUNITIES FUND, LP, together with each of their successors or assigns from time to time party to the Junior Credit Agreement defined below and each other holder of Junior Debt from time to time (each a “Junior Lender” and, collectively, the “Junior Lenders”; the Junior Lenders and the Junior Agent are each sometimes referred to herein collectively as the “Junior Creditors” and each individually, as a “Junior Creditor”), and J.A. COSMETICS HOLDINGS, INC. a Delaware corporation (“J.A. Holdings” and collectively with each other Person who becomes a “Borrower” under the Senior Credit Agreement, “Borrowers”).

RECITALS

WHEREAS, Borrowers, certain other Obligors (as hereinafter defined) and certain Senior Lenders have entered into that certain Credit Agreement, dated as of even date herewith (as the same may be amended, supplemented or otherwise modified or restated from time to time as permitted hereunder, including without limitation amendments, modifications, supplements and restatements thereof giving effect to renewals, extensions, restructurings, refinancings, refundings or replacements of or to the arrangements provided in such Credit Agreement, whether provided by either or both of Senior Agent or any successor Senior Agent or other Senior Lenders, collectively the “Senior Credit Agreement”) pursuant to which, among other things, certain Senior Lenders have agreed to make, subject to the terms and conditions set forth in the Senior Credit Agreement, certain loans and financial accommodations to Borrowers in the aggregate principal amount of up to $125,000,000, comprised of a revolving credit facility in the principal amount of up to $20,000,000 (including letter of credit and swing line sub-lines), and a term loan facility in the aggregate principal amount of $105,000,000, which loans are secured by a first Lien on, and security interest in, the Collateral (as hereinafter defined);

WHEREAS, Borrowers, certain other Obligors, Junior Lenders and Junior Agent have entered into that certain Second Lien Credit Agreement, dated as of even date herewith (as the same may be amended, supplemented or otherwise modified or restated from time to time as permitted hereunder, the “Junior Credit Agreement”), pursuant to which, among other things, certain Junior Lenders have agreed to make, subject to the terms and conditions set forth in the Junior Credit Agreement, a term loan to Borrowers in the aggregate principal amount of $40,000,000, which loan is secured by a second Lien on, and security interest in, the Collateral and which loan is evidenced by notes dated as of the date hereof issued and delivered by the

Borrowers to Junior Lenders (collectively, as the same may be amended, supplemented or otherwise modified or restated from time to time, including any notes issued in exchange or substitution therefor, the “Junior Notes”);

WHEREAS, as one of the conditions precedent to the agreement of Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement, Senior Lenders have required the execution and delivery of this Agreement by Borrowers and the Junior Agent.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

SECTION 1

Definitions

The following terms shall have the following meanings in this agreement:

“Affiliate” of any Person shall mean (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and (b) any officer or director of such Person. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Bankruptcy Code” shall mean 11 U.S.C. 101 et seq., as from time to time hereinafter amended, and any successor or similar statute.

“Business Day” shall mean any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois.

“Capital Securities” shall mean, with respect to any Person, all shares, interests, participations or other equivalents of such Person’s equity capital, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations or any other equivalent of such ownership interest.

“Collateral” shall mean all assets and properties of any kind whatsoever, real or personal, tangible or intangible and wherever located, of any Obligor, whether now owned or hereafter acquired, upon which a Lien (including, without limitation, any Liens granted in any Insolvency Proceeding) is now or hereafter granted or purported to be granted by such Person in favor of a Secured Creditor, as security for all or any part of the Obligations.

“Collateral Sale” shall mean (a) any Disposition of Collateral so long as such Disposition is permitted under the Senior Credit Agreement or otherwise consented to by Required Lenders under the Senior Credit Agreement, (b) any Lien Enforcement Action by the Senior Agent or Senior Lenders against all or any portion of the Collateral in accordance with the

Senior Debt Documents and applicable law, or (c) after the occurrence and during the continuance of an Insolvency Proceeding by or against any Obligor, the sale of all or any portion of the Collateral pursuant to an order of the Bankruptcy Court having jurisdiction over such Insolvency Proceeding under Section 363 of the Bankruptcy Code.

“Continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Credit Product Arrangements” shall have the meaning set forth in the Senior Credit Agreement as in effect on the date hereof.

“Deferred Permitted Subordinated Debt Payment” shall have the meaning set forth in Section 2.2 hereof.

“DIP Financing” shall have the meaning set forth in Section 2.3(d).

“DIP Liens” shall have the meaning set forth in Section 2.3(d).

“Disposition” shall mean any sale, lease, exchange, transfer or other disposition of any Collateral, and “Dispose” and “Disposed of” shall have correlative meanings.

“Distribution” means, with respect to any indebtedness, other obligation or security,

(a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of or with respect to such indebtedness, obligation or security;

(b) any redemption, purchase or other acquisition of such indebtedness, obligation or security by any Person (other than a sale, assignment or transfer of Junior Debt in compliance with Section 13.2); or

(c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness, obligation or security in or upon any property of any Person.

“Enforcement Action” shall mean any action by any Junior Creditor to:

(a) demand or sue for, take or receive from or on behalf of any Obligor, by set-off or in any other exercise of remedies, the whole or any part of any monies which may now or hereafter be owing by Obligors to Junior Creditors with respect to the Junior Debt;

(b) sue, or to initiate or participate (other than in defense of its own interests) with others in any suit, action or proceeding against any Obligor to (i) enforce payment of or to collect the whole or any part of the Junior Debt or (ii) to commence judicial enforcement of any of the rights and remedies under the Junior Debt Documents or applicable law with respect to the Junior Debt Documents;

(c) ask, demand, take or receive any security for any of the Junior Debt other than Liens subject to and in accordance with this Agreement;

(d) commence or pursue any judicial, arbitral or other proceeding or legal action of any kind, seeking injunctive or other equitable relief to prohibit, limit or impair the commencement or pursuit by Senior Lenders of any of their rights or remedies under or in connection with the Senior Debt Documents or otherwise available to Senior Lenders under applicable law;

(e) accelerate any of the Junior Debt (except an automatic acceleration in connection with an Insolvency Proceeding or similar event of default in accordance with the Junior Debt Documents or applicable law); or

(f) file or join with any others in filing a petition to commence an involuntary Insolvency Proceeding against any Obligor under any bankruptcy law (including, without limitation, the Bankruptcy Code) with respect to the Junior Debt;

provided, however, that the term Enforcement Action shall not include:

(i) an exercise of rights and remedies for equitable relief against any Obligor for specific performance of the terms of the Junior Credit Agreement, in each case so long as such exercise is limited to compelling the performance of any covenant thereunder (other than with respect to Collateral Sales) and is not accompanied by a claim for monetary damages;

(ii) any suit or action initiated or maintained by a Junior Creditor to the extent such suit or action is necessary at such time to prevent the expiration of, any applicable statute of limitations or similar permanent restriction on claims (provided that no money damages are received and retained in connection therewith except as expressly permitted by this Agreement);

(iii) sending a Junior Default Notice to any Obligor or the delivery of any reservation of rights letter or any similar document to any Person;

(iv) accruing interest on the Junior Debt at a default rate in accordance with the Junior Credit Agreement and this Agreement;

(v) filing any proof of claim or notice in an Insolvency Proceeding involving Junior Debt, in each case, not in violation of this Agreement;

(vi) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading objecting to or otherwise seeking the disallowance of the claims for any Junior Debt, so long as such filing is in accordance with, and in a manner that is consistent with, the terms of this Agreement;

(vii) voting any claim in respect of Junior Debt in an Insolvency Proceeding not in violation of this Agreement;

(viii) the receipt of any Permitted Subordinated Debt Payment otherwise permitted to be made hereunder;

(ix) a sale, assignment or transfer of Junior Debt in compliance with Section 13.2; and

(x) upon expiration of a Payment Blockage Period in accordance with Section 2.2 hereof and the failure of the Obligors to pay any Deferred Permitted Subordinated Debt Payment, any legal action taken by the Junior Creditors to enforce payment solely of such Deferred Permitted Subordinated Debt Payment.

“Finally Paid” or “Final Payment”, when used in connection with the Senior Debt, shall mean (a) the payment in full in cash or other consideration acceptable to each Senior Lender (or any combination thereof) of all of the Senior Debt (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), (b) the termination of Senior Lenders’ obligations to make loans or other advances under the Senior Debt Documents but shall not include any payment in connection with a refinancing, refunding or replacement of any such Senior Debt and (c) all letters of credit issued under the Senior Debt Documents have been terminated, cash collateralized (in an amount equal to 104% of the face amount of such letters of credit or other manner acceptable to the Senior Agent) or backstopped by standby letters of credit (issued by a bank reasonably satisfactory to the Senior Agent and in form and substance reasonably satisfactory to the Senior Agent).

“First Lien Avoidance” shall have the meaning set forth in Section 2.3(g).

“Insolvency Proceedings” shall mean any of the following:

(a) the filing by a Person of a voluntary petition in bankruptcy under any provision of any bankruptcy law (including, without limitation, the Bankruptcy Code) or a petition to take advantage of any receivership or insolvency laws, including, without limitation, any petition seeking the dissolution, winding up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment or other relief of such Person, such Person’s debts or such Person’s assets, or the appointment of a trustee, receiver, liquidator, custodian or similar official for such Person or a material part of such Person’s property;

(b) the appointment of a receiver, liquidator, trustee, custodian or other similar official for a Person or all or a material part of such Person’s assets;

(c) the filing of any petition against a Person under any bankruptcy law (including, without limitation, the Bankruptcy Code) or other receivership or insolvency law, including, without limitation, any petition seeking the dissolution, winding up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment or other relief of such Person, such Person’s debts or such Person’s assets or the appointment of a trustee, receiver, liquidator, custodian or similar official for such Person or a material part of such Person’s property;

(d) the general assignment by a Person for the benefit of creditors or any other marshalling of the assets and liabilities of such Person; or

(e) a corporate action taken by a Person to authorize any of the foregoing.

“Junior Adequate Protection Liens” shall have the meaning set forth in Section 2.3(e).

“Junior Debt” shall mean all amounts now or hereafter owed by any Obligor to Junior Lenders under the Junior Debt Documents (including, without limitation, all indemnification and other reimbursement obligations of Obligors under the Junior Debt Documents).

“Junior Debt Documents” shall mean and include the Junior Notes, Junior Credit Agreement and all other documents, guaranties, instruments and agreements evidencing and/or securing the whole or any part of the Junior Debt, including any documents evidencing or securing any complete, partial or successive refunding, refinancing or replacement of the Junior Debt now outstanding and any amendments, modifications, renewals or extensions of any of the foregoing.

“Junior Debt Final Maturity Date” shall mean July 31, 2019.

“Junior Default” shall mean a default in the payment of the Junior Debt or in the performance of any term, covenant or condition contained in the Junior Debt Documents or any other occurrence permitting Junior Creditors to (with or without the giving of notice, the passage of time, or both) accelerate the payment of, put or cause the redemption of all or any portion of the Junior Debt or any Junior Debt Document.

“Junior Default Notice” shall mean a written notice from Borrowers or Junior Agent to Senior Agent and Borrowers pursuant to which Senior Agent is notified of the occurrence of a Junior Default, which notice incorporates a reasonably detailed description of such Junior Default provided that any notice of default sent to any Obligor from Junior Agent and simultaneously or subsequently sent to Senior Agent in accordance with Section 11 hereof will be considered a Junior Default Notice and satisfy all delivery requirements thereof, for all purposes under this Agreement (other than Section 2.4(b)(ii) with respect to which the delivery requirements shall only be satisfied when such notice is sent to Senior Agent in accordance with Section 11 hereof).

“Junior Indemnification, Costs and Expenses” shall mean amounts payable by any of the Obligors to (or for the benefit of) any Junior Creditor pursuant to (a) the indemnification and/or hold harmless obligations of the Junior Credit Agreement for any Losses (as defined in such Section 10.04(b)), in each case, solely arising out of or in connection with any third party claims (or litigation, investigation, discovery or proceeding brought) against such Junior Creditor (other than to the extent such claim, litigation, discovery, investigation or proceeding is brought by Senior Agent, any Senior Lender, their respective Affiliates, or their respective successors or assigns, seeking to enforce the terms of this Agreement) or (b) the payment or reimbursement of fees (solely with respect to the Junior Agent) and out of pocket costs and expenses pursuant to the Junior Credit Agreement.

“Lien” shall mean (a) any judgment lien or execution, attachment, levy, distraint or similar legal process and (b) any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Lien Enforcement Action” shall mean (a) any action by any Secured Creditor to foreclose on the Lien of such Person in any Collateral, (b) any action by any Secured Creditor to take possession of (other than taking “possession” (as such term is defined in the UCC) for the sole purpose of perfecting such Secured Party’s Lien on such Collateral), or sell or otherwise realize upon, or to exercise any other rights or remedies with respect to, any Collateral, including any Disposition after the occurrence of a Senior Default or Junior Default of any Collateral by an Obligor with the consent of, or at the direction of, the applicable Secured Party, and/or (c) the taking of any other actions by a Secured Creditor against any Collateral, including the taking of control or possession of (other than taking “control” or “possession” (as such terms are defined in the UCC) for the sole purpose of perfecting such Secured Party’s Lien on such Collateral), or the exercise of any right of setoff with respect to, any Collateral.

“Obligations” shall mean the Senior Debt and the Junior Debt, or either of the Senior Debt or the Junior Debt.

“Obligors” shall mean J.A. Holdings, each Borrower and any existing and future Domestic Subsidiary (other than, for the avoidance of doubt, any Excluded Domestic Subsidiary) (as each such term is defined in the Senior Credit Agreement) of J.A. Holdings that is required to be a guarantor in accordance with the Senior Credit Agreement.

“Payment Blockage Period” shall mean the period which:

(a) begins upon a Senior Payment Default and ends on the earliest to occur of (i) the date on which such Senior Payment Default is waived or cured, or the Payment Blockage Period shall have been terminated by written notice from Senior Agent to Junior Agent and Borrowers, (ii) the date on which all of the Senior Debt has been Finally Paid, and (iii) the commencement of an Insolvency Proceeding by or against the Borrowers or any other Obligor; or

(b) begins on the date that a Senior Default Notice which states that it is a Senior Default Notice being delivered pursuant to Section 2.2 hereof is given to Junior Creditors in accordance with Section 11 hereof and ends on the earliest to occur of:

(i) the date on which such Senior Non-Payment Default is waived or cured or the Payment Blockage Period shall have been terminated by written notice from Senior Agent to Junior Agent and Borrowers;

(ii) the date on which all of the Senior Debt has been Finally Paid;

(iii) the commencement of an Insolvency Proceeding by or against Borrowers or any other Obligor, in which case the provisions of Section 2.3 hereof shall apply; and

(iv) one hundred eighty (180) days after the date on which such notice to Junior Creditors is given.

“Permitted Junior Debt Refinancing” shall mean any refinancing of Junior Debt under the Junior Debt Documents in accordance with the terms of this Agreement; provided, that (a) the financing documentation entered into by the Obligors in connection with such Permitted

Junior Debt Refinancing constitutes Permitted Refinancing Junior Debt Documents and (b) all obligations, liabilities, indebtedness and Liens, if any, arising under or evidenced by such Permitted Refinancing Junior Debt Documents are subordinated to the Senior Debt, and the Liens securing the Senior Debt, on substantially the same terms as this Agreement or as otherwise agreed in writing with the Senior Agent.

“Permitted Refinancing Junior Debt Documents” shall mean any financing documentation which replaces in whole or in part the then existing Junior Debt Documents and pursuant to which the Junior Debt under the Junior Debt Documents is refinanced (and for the avoidance of doubt, including, without limitation, all agreements, documents and instruments providing for, guaranteeing or evidencing any such Junior Debt, and any other document or instrument executed or delivered at any time in connection with, evidencing or pertaining to any such Junior Debt), as such financing documentation may be amended, supplemented or otherwise modified or restated from time to time as permitted under the Senior Debt Documents and hereunder, but specifically excluding any such financing documentation that contains, either initially or by amendment or other modification, any terms, conditions, covenants or defaults other than those which (a) exist in the Junior Debt Documents as of the date hereof or (b) could be included in the Junior Debt Documents by an amendment or other modification that would not be prohibited by the terms of this Agreement.

“Permitted Judgment Liens” shall have the meaning set forth in Section 3.1 hereof.

“Permitted Refinancing” shall mean any refinancing of the Senior Debt under the Senior Debt Documents in accordance with the terms of this Agreement; provided, that the financing documentation entered into by Obligors in connection with such Permitted Refinancing constitutes Permitted Refinancing Senior Debt Documents.

“Permitted Refinancing Senior Debt Documents” shall mean any financing documentation which replaces in whole or in part the then existing Senior Debt Documents and pursuant to which the Senior Debt under the Senior Debt Documents is refinanced, as such financing documentation may be amended, supplemented or otherwise modified or restated from time to time as permitted hereunder, but specifically excluding any such financing documentation that contains, either initially or by amendment or other modification, any terms, conditions, covenants or defaults other than those which (a) exist in the Senior Debt Documents as of the date hereof or (b) could be included in the Senior Debt Documents by an amendment or other modification that would not be prohibited by the terms of this Agreement.

“Permitted Subordinated Debt Payments” shall mean

(a) subject to the limitations set forth in Section 3.1(a)(ii), regularly scheduled payments of interest in respect of the Junior Debt at the non-default rate, as and when required to be paid in cash as expressly provided for in the Junior Credit Agreement;

(b) PIK Payments;

(c) Reorganization Subordinated Securities;

(d) payment of closing fees and expenses on the date hereof to the Junior Creditors in respect of the Junior Debt;

(e) payments made in accordance with Section 7.11(a)(ii) of the Senior Credit Agreement or any comparable provision of any Permitted Refinancing Senior Debt Document;

(f) Junior Indemnification, Costs and Expenses;

(g) the payment of the entire amount (or any part) of Junior Debt on July 31, 2019 (being the final stated maturity date of the Junior Debt) or such later date as the Junior Creditors and the Obligors may expressly agree in writing and otherwise in accordance with the terms of the Junior Credit Agreement;

(h) fees in consideration for any amendment, consent, waiver or forbearance (to the extent (i) customary and not in excess of generally prevailing market rates at such time for transactions under similar circumstances or (ii) with the prior written consent of the Senior Agent);

(i) accrual (but not payment) of additional interest due to the imposition of a default rate of interest (which may be made as a PIK Payment);

(j) payment of the Junior Debt in accordance with Section 8.02 of the Junior Credit Agreement as in effect on the date hereof upon or following, and due to, the occurrence of a Change of Control (as defined in the Junior Debt Documents as in effect on the date hereof), as to which Senior Agent shall have consented in writing;

(k) payments in connection with a Permitted Junior Debt Refinancing;

(l) Deferred Permitted Subordinated Debt Payments expressly permitted by Section 2.2; and

(m) prepayments of the Junior Debt, solely at the option of the Borrowers, and solely to the extent (i) the amount of any such prepayment does not exceed the amount of any mandatory prepayment under the Senior Credit Agreement then required to be made by the Borrowers that was expressly declined by a Senior Lender pursuant to, and in accordance with, the Senior Credit Agreement and (ii) any such prepayment is made within thirty (30) days of the date that the applicable mandatory prepayment under the Senior Credit Agreement was expressly declined by such Senior Lender.

“Permitted Subordinated Lien” shall mean Liens on Collateral in which Senior Agent shall have been granted or purported to be granted a first priority Lien, which Liens (and rights and obligations with respect thereto) shall be subject and subordinate to the Liens of Senior Agent on the terms and in the manner set forth herein.

“Person” shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

“PIK Payments” shall mean payments (other than in connection with an Insolvency Proceeding) in the form of additional Junior Notes (or an increase in the principal amount of existing Junior Debt) (a) in lieu of regularly scheduled cash payments of interest or (b) in respect of any increase in the rate of interest payable in kind to the extent such increase is permitted hereunder, in each instance in (a) and (b), that are subordinate and junior in right of payment to the Senior Debt to at least the same extent as the Junior Debt. For the avoidance of doubt, all PIK Payments shall constitute Junior Debt hereunder.

“Pledged Collateral” shall mean, as the context may require, (a) any Collateral in the physical possession of the Senior Agent, any Senior Lender or their respective agents, to the extent that possession thereof is required to perfect a Lien thereon under the UCC, and (b) any other Collateral (such as motor vehicles) with respect to which a secured party must be listed on a certificate of title in order to perfect a Lien thereon.

“Release Documents” shall have the meaning set forth in Section 6(f).

“Reorganization Subordinated Securities” shall mean, except to the extent otherwise expressly agreed in advance in writing by the Senior Agent, any notes or other debt or equity securities issued in substitution or exchange of, or otherwise forming a part of a Distribution in respect of, all or any portion of the Junior Debt that (a) in the case of notes or other debt securities (i) are contractually subordinated, including in right of payment, to the Senior Debt (or any notes or other securities issued in substitution of all or any portion of the Senior Debt) at least to the same extent that the Junior Debt is subordinated to the Senior Debt pursuant to the terms of this Agreement, and (ii) otherwise provide rights and remedies to the Senior Lenders and any agent therefor comparable to those afforded to Senior Agent and the other Senior Lenders under this Agreement (including, without limitation, the rights and remedies of the type described in Section 2.5 hereof) and (b) in the case of equity securities are Restructure Securities, and which securities have, in each case of (a) and (b) above, maturities and other terms no less advantageous to Obligors and the Senior Lenders than the terms contained in the Senior Debt Documents, do not have the benefit of any obligation of any Person (whether as issuer, guarantor or otherwise) unless the Senior Debt has at least the same benefit of the obligation of such Person, and which could be included in the Junior Debt Documents by an amendment or other modification that would not be prohibited by the terms of this Agreement.

“Required Lenders” shall have the meaning ascribed to such term in the Senior Credit Agreement; provided, that after the consummation of any Permitted Refinancing, the term “Required Lenders” shall mean the Lenders having the right and/or ability under the Permitted Refinancing Senior Debt Documents to effectuate the waiver, amendment, granting of consent or other matter in question.

“Restructure Securities” shall mean any Capital Securities of (a) J.A. Holdings, (b) any direct or indirect parent of J.A. Holdings or (c) any other Person consented to by Required Lenders (including consent by approving by the requisite majorities any plan of reorganization, composition, arrangement or similar plan providing for such issuance), in each instance in (a), (b) and (c), which do not contain mandatory redemption payment obligations or require dividend payments or Distributions (other than dividends paid in kind) until Final Payment of all Senior Debt (or any notes or other securities issued in substitution of all or any portion of Senior Debt).

“Secured Creditors” shall mean the Senior Lenders and the Junior Creditors, or any of Senior Lenders or the Junior Creditors, as applicable.

“Senior Adequate Protection Liens” shall have the meaning set forth in Section 2.3(d).

“Senior Debt” shall mean all obligations, liabilities and indebtedness of every nature of any Borrower or any other Obligor from time to time owed to Senior Agent or any Senior Lender under the Senior Debt Documents, including any Permitted Refinancing, and all indebtedness or other liabilities arising under or out of Credit Product Arrangements (as defined in the Senior Credit Agreement) that are secured by the Collateral under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the commencement of an Insolvency Proceeding together with (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest accruing thereon after the commencement of an Insolvency Proceeding, without regard to whether or not such interest is an allowed claim; provided, however, that in no event shall the principal amount of the Senior Debt exceed the sum of:

(i) the principal amount of the loans and any unfunded loan commitments under the Senior Credit Agreement as in effect on the date hereof reduced by the amount of any prepayments and repayments and commitment reductions under the Senior Credit Agreement to the extent that such repayments and reductions may not be reborrowed (specifically excluding, however, any such prepayments and repayments and commitment reductions occurring in connection with any Permitted Refinancing), plus

(ii) all indebtedness or other liabilities arising under or out of Credit Product Arrangements, plus

(iii) interest, fees and expenses that are capitalized (including, in the event of an Insolvency Proceeding, any and all post-petition interest and costs from and after the date of filing of a petition by or against any Obligor or its bankruptcy estate, whether or not such amounts are allowed as a claim enforceable against such Obligor in any Proceeding, and any other interest that would have accrued but for the commencement of such Proceeding), plus

(iv) 120% of the aggregate principal amount of all Increases (as defined in the Senior Credit Agreement), such Increases not to exceed $20,000,000 in the aggregate, consummated after the date hereof pursuant to Section 2.18 of the Senior Credit Agreement, plus

(v) $25,000,000.

Senior Debt shall be considered to be outstanding whenever any loan commitment under the Senior Debt Document is outstanding.

“Senior Debt Documents” shall mean the collective reference to the Senior Credit Agreement and Permitted Refinancing Senior Debt Documents, and all notes, security documents, guaranties and other agreements or instruments executed by any Borrower or any other Obligor in connection therewith, including such documents evidencing successive Permitted Refinancings of the Senior Debt, together with any amendments, modifications or supplements to, or restatements or Permitted Refinancings of, each of the foregoing.

“Senior Default” shall mean any Senior Non-Payment Default or any Senior Payment Default under the Senior Debt Documents.

“Senior Default Notice” shall mean a written notice from Senior Agent to Junior Agent pursuant to which Junior Agent is notified that a Senior Default is Continuing or would be created by the making of a payment in respect of the Junior Debt, which notice incorporates a reasonably detailed description of such Senior Default; provided that any notice of default sent to any Obligor from Senior Agent and simultaneously or subsequently sent to Junior Agent in accordance with Section 11 hereof will be considered a Senior Default Notice and satisfy all delivery requirements thereof, for all purposes under this Agreement (other than for purposes of a Payment Blockage Period and Section 2.2, in each case, with respect to which the delivery requirements shall only be satisfied when such a notice which states that it is a Senior Default Notice being delivered pursuant to Section 2.2 hereof is sent by Senior Agent to Junior Agent in accordance with Section 11 hereof).

“Senior Non-Payment Default” shall mean any (a) Default under Section 8.01(b)(ii), (v) Default or Event of Default under Section 8.01(a) not constituting a Senior Payment Default or (c) Continuing Event of Default under any of the Senior Debt Documents not constituting a Senior Payment Default, or any condition or event that, after notice or lapse of time or both, would constitute such a Default or Event of Default if that condition or event were not cured or removed within any applicable grace or cure period set forth therein.

“Senior Payment Default” shall mean any Continuing Default or Event of Default under any of the Senior Debt Documents resulting from the failure of any Obligor to pay, on a timely basis, any (a) principal, interest or fees or (b) any other obligations in an aggregate amount (individually or together with all such other unpaid amounts) in excess of $50,000, under the Senior Debt Documents including, without limitation, any default in payment of Senior Debt after acceleration thereof.

“Triggering Event” shall mean the occurrence of any one of the following events:

(a) the acceleration of the Senior Debt;

(b) the commencement of an Insolvency Proceeding with respect to any Obligor;

(c) the termination in whole by the Senior Agent or Senior Lenders of the Revolving Credit Commitments (as defined in the Senior Credit Agreement (as in effect on the date hereof)) as a result of a Senior Payment Default or Senior Non-Payment Default (but specifically excluding, for the avoidance of doubt, the refusal of the Senior Lenders to fund revolving loans as a consequence of any such Senior Payment Default or Senior Non-Payment Default); or

(d) the initiation of any judicial foreclosure, suit or proceeding by Senior Agent upon all or a material portion of the Collateral of the Companies (but specifically excluding, for the avoidance of doubt, giving notice of exercise of control under any deposit account control agreements or initiating “sweeping mechanisms” under such deposit account control agreements or any related lock box agreements).

“UCC” shall mean the Uniform Commercial Code of the State of New York or, if applicable, the Uniform Commercial Code of any other applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect from time to time in the State of New York.

“Weighted Average Life to Maturity” shall mean, at any date, the quotient obtained by dividing (a) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such payment, by (b) the sum of all such payments.

SECTION 2

Subordination

Section 2.1 Subordination. To the extent and in the manner hereinafter set forth in this Agreement, each Obligor signatory hereto (on behalf of itself and each other Obligor) and each Junior Creditor agrees that payment of the Junior Debt is expressly subordinated to the prior Final Payment of all Senior Debt. The subordination provisions herein set forth are made for the benefit of Senior Lenders, and Senior Lenders may proceed to enforce such provisions.

Section 2.2 Restriction on Payments. (a) Notwithstanding any provision of the Junior Debt Documents to the contrary, no Distribution with respect to the Junior Debt shall be made or received and retained by a Junior Creditor, and none of the Junior Creditors shall exercise any right of set-off or recoupment with respect to the Junior Debt, until the Senior Debt is Finally Paid; provided that the foregoing shall not restrict Permitted Subordinated Debt Payments when a Payment Blockage Period is not in effect. If a Payment Blockage Period is in effect, only the following Permitted Subordinated Debt Payments shall be permitted until the Senior Debt is Finally Paid: (i) PIK Payments, (ii) Reorganization Subordinated Securities, (iii) payment of closing fees and expenses on the date hereof to the Junior Creditors in respect of the Junior Debt, (iv) payment of the regular fees of the Junior Agent in an aggregate amount not to exceed $50,000 in any calendar year and (v) accrual (but not payment) of additional interest due to the imposition of a default rate of interest.

Upon the expiration of any Payment Blockage Period and so long as no other Payment Blockage Period is in effect, Borrowers and the other Obligors may make or resume making (and Junior Creditors may receive and retain) any and all Permitted Subordinated Debt Payments that would otherwise have been made but for such Payment Blockage Period (“Deferred Permitted Subordinated Debt Payment”).

(b) Notwithstanding any provision of this Section 2.2 to the contrary:

(i) the aggregate number of days in any consecutive 360-day period during which Payment Blockage Periods may be in effect solely as a result of Senior Non-Payment Defaults shall be one hundred eighty (180) days;

(ii) a Senior Non-Payment Default that existed at or prior to the commencement of a Payment Blockage Period may not serve as the basis for the commencement of a subsequent Payment Blockage Period unless the same shall have ceased to exist for a period of at least sixty (60) days prior to the commencement of such subsequent Payment Blockage Period (it being understood that for purposes of this paragraph, breaches of the same financial covenant for consecutive periods shall constitute separate and distinct Senior Non-Payment Defaults);

(iii) no more than two (2) Senior Default Notices for Senior Non-Payment Defaults may be sent during any consecutive 360-day day period and no more than five (5) Senior Default Notices for Senior Non-Payment Defaults may be sent during the term of this Agreement;

(iv) the failure of the Borrowers to make any Distribution with respect to the Junior Debt by reason of the operation of this Section 2.2 shall not be construed as preventing the occurrence of a breach of the Junior Debt Documents or a Junior Default;

(v) this Section 2.2 shall not be deemed to prohibit (A) the accrual of interest on the Junior Debt, (B) PIK Payments, (C) the accrual of interest, fees, expenses, costs or other amounts pursuant to the Junior Debt Documents, or (D) the payment of closing fees and expenses to Junior Creditors in respect of the Junior Debt on the date hereof as a condition precedent to the incurrence of the Junior Debt pursuant to the Junior Debt Documents;

(vi) a Junior Creditor shall not be deemed to have accepted a Distribution prohibited by the terms of this Section 2.2 if such Junior Creditor complies with the terms of Section 2.5 with respect to such Distribution and, in any event, such Junior Creditor does not otherwise have actual knowledge that such Distribution was received at a time during which it was prohibited from being received by the terms of this Agreement; and

(vii) this Section 2.2 shall not be applicable when and to the extent Section 2.3 is applicable.

Section 2.3 Insolvency Proceedings; Reinstatement. (a) In the event of any Insolvency Proceeding involving any Borrower or any other Obligors,

(i) all Senior Debt first shall be Finally Paid before any Distribution of or with respect to the Junior Debt shall be made (other than Reorganization Subordinated Securities as set forth in Section 2.3(h) and Distributions under clause (f) of the definition of Permitted Subordinated Debt Payments as set forth in Section 2.3(e));

(ii) any Distribution payable or deliverable in respect of the Junior Debt (other than Reorganization Subordinated Securities as set forth in Section 2.3(h)), shall be paid or delivered directly to Senior Agent for the benefit of Senior Lenders until all Senior Debt is Finally Paid, and each Junior Creditor irrevocably authorizes, empowers and directs Senior Agent and Senior Lenders to collect and receive every such Distribution;

(iii) each Junior Creditor agrees to execute and deliver to Senior Agent for the benefit of Senior Lenders or its representative all such further instruments reasonably requested by Senior Agent confirming the authorization referred to in the foregoing clause (ii),

(iv) each Junior Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Senior Agent,

(v) each Junior Creditor also irrevocably authorizes, empowers Senior Agent, in the name of such Junior Creditor, to demand, sue for, collect and receive any and all such Distributions for the benefit of Senior Lenders, for application to the Senior Debt in accordance with the Senior Debt Documents until all Senior Debt is Finally Paid, and

(vi) each Junior Creditor hereby agrees to execute, verify, deliver and file any proofs of claim in respect of the Junior Debt requested by Agent in connection with any such Insolvency Proceeding, irrevocably authorizes, empowers and appoints Senior Agent its agent and attorney-in-fact to execute, deliver and file proofs of claim in respect of the Junior Debt upon the failure of any Junior Creditor to do so prior to five (5) Business Days before the expiration of the time to file any such proof of claim; provided that Senior Agent shall have no obligation to execute and/or file any such proof of claim. Until the Senior Debt is Finally Paid, no Junior Creditor shall, without the consent of the Senior Agent, directly or indirectly propose, support or vote in favor of any plan of reorganization or similar dispositive restructuring plan in connection with a Insolvency Proceeding that provides for treatment of the Senior Lenders, the Senior Debt, the Junior Creditors or the Junior Debt in a manner that is otherwise inconsistent with the terms and conditions of subordination of the Junior Debt and the Liens securing the Junior Debt pursuant to this Agreement.

(b) Notwithstanding the foregoing, each Junior Creditor shall retain the right, exclusively, in each case to the extent exercised in a manner not inconsistent with the terms of this Agreement, to:

(i) enforce any proofs of claim filed by it or filed on its behalf, in each case, in respect of the Junior Debt,

(ii) vote its claims in respect of the Junior Debt to accept or reject any plan of reorganization, composition, arrangement or liquidation in any Insolvency Proceeding,

(iii) take any action (not adverse to the priority status of the Liens on the Collateral securing the Senior Debt or the rights of the Senior Agent or any Senior Creditor) in order to create, perfect, preserve or protect its Lien on the Collateral, and

(iv) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Junior Creditors, including any claims of the Junior Creditors secured by the Collateral.

Except as expressly set forth in this Section 2.3, the holders of Junior Debt shall not be deemed to have waived or relinquished any rights that they may have with respect to any claims or otherwise in connection with any Insolvency Proceeding, and each Junior Creditor retains its rights, to the extent not otherwise in contravention of any terms or provisions of this Agreement, to otherwise act in any Insolvency Proceeding in its capacity as a holder of Junior Debt or as an unsecured creditor as more fully provided under Section 2.3(l) hereof to the fullest extent provided by law. The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and Junior Creditors even if all or part of the Liens securing such Senior Debt are subordinated, set aside, avoided or disallowed in connection with any such Insolvency Proceeding (or if all or part of the Senior Debt is subordinated, set aside, avoided or disallowed in connection with any such Insolvency Proceeding or if any interest accruing on the Senior Debt following the commencement of such Insolvency Proceeding is otherwise disallowed). To the extent that any Senior Lender receives payments on, or proceeds of the Collateral for, the Senior Debt which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds received, the Senior Debt, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by any such Senior Lender.

(c) Bankruptcy. This Agreement shall be applicable both before and after the filing of any petition by or against any Obligor under the Bankruptcy Code or any other Insolvency Proceeding and all converted or succeeding cases in respect thereof, and all references herein to any Obligor shall be deemed to apply to the trustee for such Obligor and such Obligor as a debtor-in-possession. The relative rights of the Senior Lenders and the Junior Creditors in respect of the Secured Obligations and of any Collateral or proceeds thereof shall continue after the filing of such petition on the same basis as prior to the date of such filing. This Agreement shall constitute a “subordination agreement” for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency Proceeding in accordance with its terms.

(d) DIP Financing. Until the Senior Debt is Finally Paid, if any Obligor or Obligors shall become subject to an Insolvency Proceeding and such Obligor or Obligors as debtor(s)-in-possession (or a trustee appointed on behalf of such Obligor or Obligors) shall move for either approval of financing to be provided by one or more of the Senior Lenders (or to be provided by any other person or group of persons with the consent of the Senior Agent) under Section 364 of the Bankruptcy Code (“DIP Financing”) or the use of cash collateral with the consent of the Senior Agent under Section 363 of the Bankruptcy Code, the Junior Creditors agree as follows:

(i) adequate notice to Junior Creditors for such DIP Financing or use of cash collateral shall be deemed to have been given to the Junior Creditors if the Junior Agent receives notice in advance of the hearing to approve such DIP Financing or use of cash collateral on an interim basis and at least 8 Business Days in advance of the hearing to approve such DIP Financing or use of cash collateral on a final basis,

(ii) such DIP Financing (and any Senior Debt which arose prior to the Insolvency Proceeding) may be secured by Liens on all or a part of the assets of the Obligors which shall be superior in priority to the Liens on the assets of the Obligors held by any other Person,

(iii) the Junior Creditors will not request adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 2.3(e) below,

(iv) the Junior Creditors will subordinate (and will be deemed hereunder to have subordinated) their Liens (A) to the Liens securing such DIP Financing (the “DIP Liens”) on the same terms (but on a basis junior to the Liens of the Senior Lenders) as the Liens of the Senior Lenders are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (B) to any “replacement Liens” granted to the Senior Lenders as adequate protection of their interests in the Collateral (the “Senior Adequate Protection Liens”) and (C) to any “carve-out” agreed to by the Senior Agent or the other Senior Lenders and

(v) the Junior Creditors shall not contest or oppose in any manner any adequate protection provided to the Senior Lenders as adequate protection of their interests in the Collateral, any DIP Financing or any cash collateral use and shall be deemed to have waived any objections to such adequate protection, DIP Financing or cash collateral use, including, without limitation, any objection alleging Obligors’ failure to provide “adequate protection” of the interests of the Junior Creditors in the Collateral; provided, in each case, that the Junior Creditors may seek adequate protection as set forth in Section 2.3(e). Until the Senior Debt is Finally Paid, no Junior Creditor may, directly or indirectly, provide or propose or support any other Person in providing or proposing DIP Financing to any Obligor or Obligors (other than DIP financing supported by the Senior Agent), unless (1) the Senior Agent has provided written notice to the Junior Agent that each of the Senior Lenders has declined to provide any DIP Financing and the Senior Agent shall not have consented to any use, sale or lease of cash collateral, (2) within five (5) Business Days of the first-day hearing none of the Senior Lenders shall have proposed any DIP Financing and the Senior Agent shall not have consented to any use, sale or lease of cash collateral or (3) such DIP Financing provides for the Final Payment of the Senior Debt upon bankruptcy court approval of such DIP financing; provided, that (A) the aggregate principal amount of loans and letter of credit accommodations outstanding or available under any such DIP Financing (including unfunded commitments) does not exceed ten percent (10%) of the aggregate principal amount of the Junior Debt on the date hereof, (B) such DIP Financing does not require any Obligor to propose a specific plan of reorganization, (C) such DIP Financing is not secured by Liens equal or senior in priority to the Liens securing the Senior Debt or the Senior Adequate Protection Liens and does not afford the lenders thereunder a claim that is equal or senior in priority to any adequate protection claims of the Senior Lenders in respect of their interests in the Collateral, (D) such DIP Financing does not expressly require a sale, liquidation or disposition of all or any material portion of the Collateral, unless such sale, liquidation or disposition would upon consummation result in Final Payment of the Senior Debt, prior to a default under the DIP Financing, (E) such DIP Financing expressly provides that the claims arising thereunder may be paid under a plan of reorganization in any form having a value on the effective date of such plan equal to the allowed amount of such claims (provided, that such DIP Financing may provide that the claims thereunder shall be paid in cash under a plan of reorganization on the effective date thereof if, as a condition precedent to such payment, the Senior Debt shall have been Finally Paid) and (F) the terms of the DIP Financing do not provide for any “roll up” of Junior Debt (which shall otherwise remain Junior Debt for purposes of this Agreement) or contain any other provision that is inconsistent with the terms of this Agreement, in each case, unless such DIP Financing provides for the Final Payment of the Senior Debt upon bankruptcy court approval of such DIP Financing.

(e) Adequate Protection. In any Insolvency Proceeding, if the Senior Lenders (or any subset thereof) are granted adequate protection in the form of Senior Adequate Protection Liens, the Junior Creditors may seek adequate protection of their interests in the Collateral in the form of a replacement Lien on the Collateral and any additional collateral subject to the Senior Adequate Protection Liens (the “Junior Adequate Protection Liens”), which Junior Adequate Protection Liens, if granted, will be subordinate to all Liens securing the Senior Debt (including, without limitation, the Senior Adequate Protection Liens and any “carve-out” agreed to by the Senior Agent or the other Senior Lenders) and any Liens securing any DIP Financing on the same basis as the other Liens securing the Junior Debt are so subordinated under this Agreement

(provided that any failure of the Junior Creditors to obtain such Junior Adequate Protection Liens shall not impair or otherwise affect the agreements, undertakings and consents of the Junior Creditors pursuant to Section 2.3(d)). The Junior Creditors may not seek adequate protection payments in any Insolvency Proceeding without the prior written consent of the Senior Agent, and the Senior Lenders may oppose any adequate protection payments proposed to be made by any Obligor to the Junior Creditors; provided, however, the Junior Creditors may seek Distributions under clause (f) of the definition of Permitted Subordinated Debt Payments in an aggregate amount not to exceed $250,000 in any trailing twelve month period (which trailing twelve month period may include periods occurring prior to an Insolvency Proceeding) ending on and including the date on which any such Distribution is being sought by the Junior Creditors. Furthermore, in the event that any Junior Creditor actually receives any adequate protection payments in any Insolvency Proceeding other than with the prior written consent of the Senior Agent, the same shall be segregated and held in trust and promptly paid over to the Senior Agent, for the benefit of the Senior Lenders, in the same form as received, with any necessary endorsements, and each Junior Creditor hereby authorizes the Senior Agent to make any such endorsements as agent for the Junior Agent and the Junior Creditors (which authorization, being coupled with an interest, is irrevocable) to be held and/or applied by Senior Agent in accordance with the terms of the Senior Debt Documents until of all Senior Debt is Finally Paid before any of the same shall be made to one or more of the Junior Creditors, and each Junior Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such payments to the Senior Agent.

(f) Sale of Collateral; Waivers. The Junior Creditors agree that they will not object to or oppose, and will be deemed to have consented pursuant to Section 363(f) of the Bankruptcy Code to, a Disposition of any Collateral securing the Senior Debt (or any portion thereof) free and clear of Liens or other claims under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code, if the Senior Lenders have consented to such or Disposition of such assets; provided, that the Liens securing the Senior Debt and the Junior Debt attach to the proceeds of any such Disposition in accordance with the priorities and terms set forth in this Agreement; provided, that the Junior Creditors shall have the right to credit bid the Junior Debt pursuant to section 363(k) of the Bankruptcy Code so long as such credit bid provides for the Final Payment of the Senior Debt upon the consummation of such bid; provided, that the Junior Agent and the Junior Creditors may raise any objections to any such Disposition of such Collateral that could be raised by any creditor of the Obligors whose claims were not secured by any Liens on such Collateral; and, provided, further, that such objections are not inconsistent with any other term or provision of this Agreement and are not based on the status of the Junior Agent or the Junior Creditors as secured creditors (without limiting the foregoing, neither the Junior Agent nor the Junior Creditors may raise any objections based on rights afforded by Sections 363(e) or (f) of the Bankruptcy Code to secured creditors (or by any comparable provision of any bankruptcy or insolvency law)) with respect to the Liens granted to the Junior Agent. The Junior Agent and the Junior Creditors agree not to initiate or prosecute or join with any other Person to initiate or prosecute any claim, action or other proceeding:

(i) challenging the enforceability of the Senior Lenders’ claims as fully secured claims with respect to all or part of the Senior Debt or for allowance of any Senior Debt (including those consisting of post-petition interest, fees or expenses) or opposing any action by the Senior Agent or the Senior Lenders to enforce their rights or remedies arising under the Senior Debt Documents and applicable law (including pursuant to a credit bid) in a manner which is not prohibited by the terms of this Agreement, in each case, except as directly necessary to enforce the terms of this Agreement,

(ii) challenging the enforceability, validity, priority or perfected status of any Liens on assets securing the Senior Debt under the Senior Debt Documents, in each case, except as directly necessary to enforce the terms of this Agreement,

(iii) asserting any claims which the Obligors may hold with respect to the Senior Lenders,

(iv) seeking to lift the automatic stay to the extent that such action is opposed by the Senior Agent, unless such action to lift the automatic stay is to the extent the Senior Creditors have requested and obtained relief from the automatic stay, or

(v) opposing a motion by the Senior Agent to lift the automatic stay.

Except as directly necessary to enforce the terms of this Agreement, the Senior Agent and the Senior Creditors shall not initiate or prosecute or join with any other Person to initiate or prosecute any claim, action or other proceeding (i) challenging the enforceability of the Junior Lenders’ claims with respect to all or part of the Junior Debt or for allowance of any Junior Debt or opposing any action by the Junior Agent or the Junior Lenders to enforce their rights or remedies arising under the Junior Debt Documents and applicable law (including pursuant to a credit bid) in a manner which is not prohibited by the terms of this Agreement, (ii) challenging the enforceability, validity, priority or perfected status of any Liens on assets securing the Junior Debt under the Junior Debt Documents, or (iii) asserting any claims which the Obligors may hold with respect to the Junior Lenders.

(g) Invalidated Payments. To the extent that the Senior Lenders receive payments on the Senior Debt or proceeds of Collateral for application to the Senior Debt which are subsequently invalidated, avoided, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under the Bankruptcy Code or any other bankruptcy or insolvency law, common law, equitable cause or otherwise (and whether as a result of any demand, settlement, litigation or otherwise), then to the extent of such payment or proceeds received and returned to or recovered by such trustee, receiver or other party (each a “First Lien Avoidance”), such

First Lien Avoidance, or part thereof, intended to be satisfied by such payment or proceeds shall be revived and continue in full force and effect as if such payments or proceeds had not been received by the Senior Lenders, and this Agreement, if theretofore terminated, shall be reinstated in full force and effect as of the date of such First Lien Avoidance, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the Senior Lenders and the Junior Creditors provided for herein with respect to any event occurring on or after the date of such First Lien Avoidance. Upon any such reinstatement of such Obligations, each Junior Creditor will deliver to the Senior Agent any payment or proceeds received by them between the date the Senior Lenders received the payments or proceeds that are the subject of said First Lien Avoidance and repayment of the First Lien Avoidance. The Junior Creditors agree that none of them shall be entitled to benefit from any First Lien Avoidance, whether by preference or otherwise, it being understood and agreed that the benefit of such First Lien Avoidance otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

(h) Reorganization Subordinated Securities. Nothing in this Agreement prohibits or limits the right of a Junior Creditor to receive and retain any Reorganization Subordinated Securities that are issued by a reorganized debtor pursuant to a plan of reorganization or similar dispositive restructuring plan in connection with an Insolvency Proceeding; provided that any Reorganization Subordinated Securities received prior to Final Payment of all Senior Debt by a Junior Creditor with respect to the Junior Debt that constitutes a distribution from or on account of the Collateral, an interest in Collateral or the value of Collateral, whether such distribution is made in respect of a “secured claim” within the meaning of Section 506(b) of the Bankruptcy Code or otherwise, will be paid over or otherwise transferred to the Senior Agent for application in accordance with this Agreement until the Final Payment of the Senior Debt, and for the avoidance of doubt, upon the Final Payment of the Senior Debt, any remaining Reorganization Subordinated Securities or proceeds thereof transferred to any Senior Creditor shall be returned to the Junior Agent for distribution in accordance with the Junior Debt Documents.

(i) Post-Petition Interest. Neither the Junior Agent nor any Junior Creditor shall oppose or seek to challenge any claim by the Senior Agent or any Senior Lender for allowance in any Insolvency Proceeding of Senior Debt consisting of post-petition interest (including at the default rate), fees or expenses that is in accordance with the Senior Debt Documents to the extent of the value of the Lien on the Collateral of the Senior Lenders, without regard to the existence of the Lien of the Junior Agent and the Junior Creditors. Neither the Senior Agent nor any other Senior Lender shall oppose or seek to challenge any claim by the Junior Agent or any other Junior Creditor for allowance in any Insolvency Proceeding of Junior Debt consisting of post-petition interest (including at the default rate), fees or expenses to the extent of the value of the Lien on the Collateral of the Junior Creditors (after taking into account the Lien of the Senior Lenders on the Collateral and the extent of the Senior Debt, including any post-petition interest, fees or expenses included in such Senior Debt).

(j) Separate Grants of Security and Separate Classification. Each Junior Creditor acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Debt Documents and the Junior Debt Documents constitute two separate and distinct grants of Liens and (b) because of their differing rights in the Collateral, the Junior Debt is fundamentally different from the Senior Debt and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. The Junior Creditors shall not seek in any Insolvency Proceeding to be treated as part of the same class of creditors as the Senior Lenders and shall not oppose any pleading or motion by the Senior Lenders for the Senior Lenders and the Junior Creditors to be treated as separate classes of creditors. Notwithstanding the foregoing, if it is held that the Senior Debt and the Junior Debt constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Junior Creditors hereby acknowledge and agree that all Distributions shall be made as if there were separate classes of senior and junior secured claims against the Obligors in respect of the Collateral, with the effect being that, to the extent that the aggregate value of the Collateral exceeds the amount of the Senior Debt, the Senior Lenders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest (whether or not allowed or allowable in said Insolvency Proceeding), and fees, costs and charges incurred subsequent to the commencement of the applicable Insolvency Proceeding incurred in accordance with the Senior Debt Documents before any Distribution is made in respect of any of the claims held by the Junior Creditors. The Junior Creditors hereby acknowledge and agree to turn over to the Senior Lenders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Creditors, until Final Payment of the Senior Debt.

(k) No Waiver. Nothing in this Section 2.3 limits a Senior Lender from objecting in an Insolvency Proceeding to any action taken by a Junior Creditor, including the Junior Creditor’s seeking adequate protection (other than adequate protection for the Junior Creditors expressly contemplated by Section 2.3(d) or (e)), proposing any DIP Financing or asserting any of its rights and remedies under the Junior Debt Documents or otherwise.

(l) Waiver. The Junior Agent and the Junior Creditors waive (i) any claim they may now or hereafter have arising out of (a) the Senior Lenders’ election in any proceeding instituted under Chapter 11 of the Bankruptcy Code of the application of Section 1111(b) of the Bankruptcy Code, (b) any consent to use of cash collateral, or DIP Financing provided, by the Senior Agent or any Senior Lender in accordance with Section 2.3 or (c) any grant of security interest in the Collateral to the Senior Lenders in any Insolvency Proceeding in accordance with Section 2.3 or (ii) any claim against the Senior Lenders or their interests in the Collateral arising under Sections 506(c) or 552 of the Bankruptcy Code.

(m) Rights as Unsecured Creditors. In any Insolvency Proceeding, to the extent not prohibited by this Agreement, the Junior Creditors may take any action, file any pleading, appear in any proceeding, vote on any plan of reorganization and exercise rights and remedies as unsecured creditors. In any Insolvency Proceeding, the Senior Lenders may take any action, file any pleading, appear in any proceeding, vote on any plan of reorganization and exercise rights and remedies whether as unsecured creditors or otherwise.

Section 2.4 Forbearance of Legal Remedies.

(a) Nothing contained in this Agreement is intended to or shall:

(i) impair, as between Borrowers and the other Obligors, on the one hand, and their creditors other than Senior Creditors and Junior Creditors, on the other hand, the obligations of Borrowers and the other Obligors to Junior Lenders, which are absolute and unconditional, to pay the Junior Debt as and when the same shall become due and payable in accordance with its terms; or

(ii) affect the relative rights of Junior Creditors against Borrowers and the other Obligors; or

(iii) prevent Junior Creditors from exercising all remedies otherwise permitted by applicable law and the Junior Debt Documents or otherwise, subject to: (A) the rights under this Agreement of Senior Lenders, including, without limitation under Section 2.5; and (B) the provisions of Sections 2.2, 2.3 and 2.4(b) hereof.

(b) Until Final Payment of all Senior Debt, Junior Creditors shall not, without the prior written consent of Senior Agent, take any Enforcement Action with respect to the Junior Debt, until the earliest to occur of the following:

(i) acceleration of the Senior Debt;

(ii) the passage of one hundred twenty (120) days from the delivery of a Junior Default Notice to Senior Agent if any Junior Default described therein shall not have been cured or waived within such period;

(iii) the commencement of Insolvency Proceeding by or against an Obligor;

(iv) the exercise by the Senior Agent of Lien Enforcement Actions against all or a substantial portion of the Collateral; or

(v) the stated final maturity of the Junior Debt (i.e., July 31, 2019, or such later date as the Junior Creditors and the Obligors may expressly agree in writing and otherwise in accordance with the terms of the Junior Credit Agreement).

(c) Each Obligor hereby agrees that in the event that any holder of Junior Debt commences any Enforcement Action after the expiration of any remedy standstill period imposed pursuant to this Agreement, it will not assert, and hereby waives any right to assert, as a defense or otherwise, that such exercise of rights, remedies and/or enforcement actions by such holder are untimely or that such holder’s delay in commencing such Enforcement Action constitutes a waiver of any of its rights or remedies.

(d) Notwithstanding anything contained herein to the contrary, if following the acceleration of the Senior Debt by Senior Lenders such acceleration is rescinded (whether or not any existing Senior Default has been cured or waived), then all Enforcement Actions taken by any Junior Creditor shall likewise be rescinded if such Enforcement Action is based solely on clause (i) of Section 2.4(b) hereof; provided, however, that any such rescindment by such Junior Credit shall not toll the one hundred twenty (120) day standstill period for purposes of Section 2.4(b)(ii).

(e) Notwithstanding anything herein to the contrary, in no event shall any Junior Creditor commence or take a Lien Enforcement Action prior to the Final Payment of the Senior Debt.

Section 2.5 Incorrect Payments. If any Distribution, including, without limitation, any proceeds of any Enforcement Action, on account of the Junior Debt not permitted to be made by an Obligor or received and retained by any Junior Creditor under this Agreement is received by any Junior Creditor such Distribution shall not be commingled with any asset of such Junior Creditor, shall be held in trust by such Junior Creditor for the benefit of Senior Lenders and shall be promptly paid over to Senior Agent, or its designated representative, for application to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is Finally Paid; provided, however, any such Distribution received by any Junior Creditor may be retained by such Junior Creditor and the provisions of this Section 2.5 shall not apply if (a) such Junior Creditor does not receive written notice from any Obligor, the Senior Agent or any Senior Lender within ninety (90) days of receipt of such payment that such payment was received at a time during which it was prohibited to have been received by such Junior Creditor by the terms of this Agreement and (b) such Junior Creditor does not otherwise have actual knowledge that such payment has been received at a time during which it was prohibited from being received by the terms of this Agreement; provided, further, that delivery to Junior Agent in accordance with Section 11 hereof of a notice that a Payment Blockage Period is in effect due to the occurrence of a Senior Non-Payment Default shall be deemed to have satisfied all notice delivery requirements under this Section 2.5.

Section 2.6 Annulment of Acceleration. In the event of a declaration of acceleration of the Junior Debt solely because an acceleration of Senior Debt, such declaration of acceleration shall be automatically annulled if (a) the holders of the Senior Debt which is the subject of such acceleration have rescinded their declaration of acceleration within sixty (60) days thereof and (b) no other Junior Default has occurred (and has not been cured or waived) during such sixty (60) day period which would have, in accordance with the provisions hereof, permitted the acceleration of such Junior Debt.

Section 2.7 Required Language. Until this Agreement is terminated, each Junior Debt Document at all times shall contain the following legend:

“This instrument, the indebtedness and any other rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the “Subordination Agreement”) dated as of January 31, 2014 among Bank of Montreal and U.S. Bank National Association, and each holder of this instrument, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.”

SECTION 3

Amendment of Loan Documents;

Permitted Refinancings

Section 3.1 Junior Debt Documents. Until the Senior Debt is Finally Paid, and notwithstanding anything contained in the Junior Debt Documents to the contrary, no Junior Creditor shall, without the prior written consent of Senior Agent, agree to any amendment, modification or supplement to the Junior Debt Documents, the effect of which is to:

(a) increase (i) the rate of interest payable in cash on any of the Junior Debt (excluding the imposition of a default rate of interest in accordance with the terms of the Junior Debt Documents) or (ii) the rate of interest payable in kind by more than 200 basis points per annum in excess of the rate payable in kind provided as of the date hereof, except to the extent (x) any such increase of the rate of interest payable in kind does not permit, or result in, any cash payment of interest in respect thereof in excess of two percent (2%) per annum and (y) no interest accrued in respect of such increase in the rate of interest payable in kind shall cause an increase in excess of two percent (2%) per annum in the amount of interest required or permitted to be paid in cash in respect of the Junior Debt;

(b) accelerate the dates upon which payments of principal or interest on the Junior Debt are due;

(c) add or make more burdensome in any respect, any event of default or any covenant with respect to the Junior Debt, except that in the event the events of default or covenants in the Senior Credit Agreement are changed or amended after the date hereof in a manner which is more restrictive on any Obligor, Junior Creditors shall be permitted to make changes and amendments with comparable cushions in the case of restricted amounts and on a proportional basis with respect to changes in the events of default or covenants in the Junior Credit Agreement;

(d) make more burdensome the redemption or prepayment provisions of the Junior Debt;

(e) obtain any guarantee or other credit support for the Junior Debt from any Person who has not guaranteed the Senior Debt or take any Liens or security interests in any assets of an Obligor or any other assets securing Senior Debt other than judgment liens securing only Permitted Subordinated Debt Payments obtained pursuant to an Enforcement Action permitted hereunder (“Permitted Judgment Liens”) or Permitted Subordinated Liens; or

(f) impose any limitation on amendments or modifications of the Senior Debt Documents that is more restrictive than the limitations contained herein.

Section 3.2 Senior Debt Documents. Senior Lenders may at any time and from time to time without the consent of or notice to Junior Creditors, without incurring liability to Junior Creditors and without impairing or releasing the obligations of Junior Creditors under this Agreement, enter into one or more Permitted Refinancings, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend or modify in any manner the Senior Debt Documents; provided, that Senior Lenders shall not amend or modify the Senior Debt Documents to:

(a) increase the principal amount of the Senior Debt (except as permitted by the definition of Senior Debt herein),

(b) increase the interest rate margins with respect to the Senior Debt by more than 300 basis points per annum, excluding the imposition of a default rate of interest in accordance with the terms of the Senior Debt Documents,

(c) extend the final maturity of the Senior Debt (as set forth in the Senior Debt Documents in effect on the date hereof) to a date after the final stated maturity date of the Junior Debt,

(d) shorten the Weighted Average Life to Maturity as of any time of measurement of any portion of the Senior Debt (as set forth in the Senior Debt Documents in effect on the date hereof) by more than six months,

(e) add any express prohibition on payment of the Junior Debt or amendments of the Junior Debt Documents that is more restrictive than those contained herein, or

(f) (i) remove, make less restrictive, waive or forbear with respect to any violation of any limitation on any assignment of Loans under the Senior Credit Agreement (or the corresponding provision of any Permitted Refinancing Senior Debt Document) to Affiliated Lenders or Debt Fund Affiliates (in each case, as defined in the Senior Credit Agreement in effect on the date hereof) or to an Obligor or any Affiliate thereof or (ii) remove, make less restrictive, waive or forbear with respect to any violation of any limitation on the right of any Affiliated Lender or Debt Fund Affiliate, as applicable, in its capacity as a Senior Lender, to consent to any amendment, modification, waiver, consent or other such action, require Senior Agent or any Senior Lender to undertake any action (or refrain from taking any action) or otherwise vote on any matter relating to any Senior Debt Document or Permitted Refinancing Senior Debt Document or in any Insolvency Proceeding.

Section 3.3 Permitted Refinancings. If Senior Agent and/or Senior Lenders desire to undertake a Permitted Refinancing then for all purposes of this Agreement (a) the Senior Debt shall not be deemed to have been Finally Paid and (b) the agent under such new Senior Debt Documents shall be deemed to be Senior Agent for the purposes of this Agreement. Upon receipt of a notice of a Permitted Refinancing under the preceding sentence, Junior Creditors shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the new Senior Agent may reasonably request in order to confirm that the new Senior Agent has all rights and powers of Senior Agent set forth herein.

SECTION 4

Continued Effectiveness of this Agreement

The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of Junior Creditors or Senior Lenders (or any subsequent holder of the Senior Debt) arising hereunder, shall not at any time or in any way be affected, modified, prejudiced, diminished or impaired by, nor shall any Junior Creditor be released by,

(a) any act or failure to act on the part of any Borrower or any other Obligor;

(b) any act or failure to act, which act or failure is in good faith, by Senior Agent or any Senior Lender;

(c) any act or failure to act by any other holder of the Senior Debt;

(d) any noncompliance by any Borrower or any other Obligor with the terms hereof, regardless of any knowledge thereof which any such holder may have or be otherwise charged with;

(e) any amendment or modification of or supplement to any of the Senior Debt Documents or any of the Junior Debt Documents;

(f) any release of any Liens or of any Person liable in any manner for the payment of the Senior Debt;

(g) the validity or enforceability of any of such documents;

(h) the exercise or the failure to exercise by Senior Agent or any Senior Lender of any rights or remedies conferred on it or them under the Senior Debt Documents, under this Agreement or existing at law or otherwise, or against any of the Collateral;

(i) the commencement of an action at law or the recovery of a judgment at law against any Borrower or any other Obligor for the performance of the Senior Debt and the enforcement thereof through levy or execution or otherwise;

(j) the taking or institution or any Insolvency Proceeding or other action against any Borrower or any other Obligor; or

(k) any delay in taking, pursuing, or exercising any of the foregoing actions, rights, powers, or remedies (even though requested by a Junior Creditor) by the Senior Agent or any Senior Lender or anyone acting for Senior Lenders.

Without limiting the generality of the foregoing, Senior Lenders, from time to time, without prior notice to or the consent of any Junior Creditor, may take all or any of the following actions without in any manner affecting or impairing the obligation or liability of any Junior Creditor hereunder:

(i) obtain a Lien or a security interest in any property to secure any of the Senior Debt;

(ii) obtain the primary and secondary liability of any party or parties with respect to any of the Senior Debt;

(iii) release or compromise any liability of any nature of any person or entity with respect to the Senior Debt;

(iv) exchange, enforce, waive, release, and apply any of the Collateral and direct the order or manner of sale thereof as Senior Lenders may in their discretion determine;

(v) enforce their rights hereunder, whether or not Senior Lenders shall proceed against any other person or entity;

(vi) exercise their rights to consent to any action or non-action of any Borrower or any other Obligor which may violate the covenants and agreements contained in the Senior Debt Documents, with or without consideration, on such terms and conditions as may be acceptable to it; or

(vii) exercise any of their rights conferred by the Senior Debt Documents or by law. Each Junior Creditor hereby acknowledges that the provisions of this Agreement are intended to be enforceable at all times, whether before or after the commencement of a Insolvency Proceeding.

SECTION 5

Default Notices

Borrowers shall, and Junior Agent shall use reasonable efforts to, provide Senior Agent with a Junior Default Notice upon knowledge of the occurrence of each Junior Default, and Junior Agent shall notify Senior Agent in the event that it has knowledge that such Junior Default has been cured or waived. Borrowers shall, and Senior Agent shall use reasonable efforts to, provide Junior Agent with a Senior Default Notice upon knowledge of the occurrence of each Senior Default, and Senior Agent shall notify Junior Agent in the event that it has knowledge that such Senior Default has been cured or waived.

SECTION 6

No Contest by Junior Creditors; Liens

(a) Each Junior Creditor agrees that it will not at any time contest, or initiate, prosecute or voluntarily participate in any claim, action or proceeding to contest or challenge, the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents or the Liens securing the Senior Debt, unless otherwise expressly provided herein. Until the Senior Debt is Finally Paid, Junior Creditor shall not accept any security for the Junior Debt at any time from any Borrower or any other Obligor other than Permitted Judgment Liens and other than Permitted Subordinated Liens. Until the Senior Debt is Finally Paid, any Liens of the Junior Creditors in the Collateral which may exist in breach of each Junior Creditor’s agreement pursuant to this Agreement and all Permitted Judgment Liens shall be and hereby are subordinated for all purposes and in all respects to the Liens of Senior Agent and Senior Lenders in the Collateral, regardless of the time, manner or order of perfection of any such Liens, in the manner set forth herein. In the event that any Junior Creditor obtains any Liens in the Collateral in violation of this Agreement, Junior Creditors (i) shall (or shall cause their agent to) promptly execute and/or deliver to Senior Agent such documents, termination statements and releases as Senior Agent shall reasonably request to effect the subordination of such Liens to the Liens securing the Senior Debt or the release of such Liens of such Junior Creditor in such Collateral and (ii) shall be deemed to have authorized Senior Agent to file any and all termination statements required by Senior Agent in respect of such Liens upon the failure of Junior Creditors to do so. In furtherance of the foregoing, each Junior Creditor hereby irrevocably appoints Senior Agent as its attorney-in-fact, with full authority in the place and stead of such Junior Creditor and in the name of such Junior Creditor or otherwise, to execute and deliver any document or instrument which such Junior Creditor may be required, but fails to deliver pursuant to this Section 6.

(b) Priorities. Each Secured Creditor hereby acknowledges that other Secured Creditors have been granted Liens upon the Collateral to secure their respective Obligations. The Liens granted, or purported to be granted, to the Senior Agent on the Collateral are and shall be senior and prior in right to the Liens of the Junior Agent on the Collateral, and such Liens of the Junior Agent on the Collateral are and shall be junior and subordinate to the Liens of the Senior Agent. The priorities of the Liens provided in this Section 6(b) shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of any of the Obligations, nor by any action or inaction which any of the Secured Creditors may take or fail to take in respect of the Collateral.

(c) No Alteration of Priority. The priorities set forth in this Agreement are applicable irrespective of the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of each Secured Creditor in any Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any of the documents or any defect or deficiency in, or non-perfection, setting aside, recharacterization or avoidance of, any Lien granted or purported to be granted to Senior Agent or other Senior Lenders.

(d) Perfection. Each Secured Creditor shall be solely responsible for perfecting and maintaining the perfection of its Lien in the Collateral in which such Secured Creditor has been granted a Lien.

(e) Proceeds of Collateral. Prior to the Payment in Full of the Senior Debt, any Collateral or proceeds thereof received by any Junior Creditor including, without limitation, any such Collateral constituting proceeds, or any Distribution, that may be received by any Junior Creditor (i) in connection with the exercise of any right or remedy (including any right of setoff) with respect to the Collateral, (ii) in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), (iii) from the collection or other Disposition of, or realization on, the Collateral, whether or not pursuant to an Insolvency Proceeding or (iv) in violation of this Agreement, shall be segregated and held in trust and promptly paid over to the Senior Agent, for the benefit of the Senior Lenders, in the same form as received, with any necessary endorsements, and each Junior Creditor hereby authorizes the Senior Agent to make any such endorsements as agent for the Junior Agent (which authorization, being coupled with an interest, is irrevocable); provided, that the forgoing shall not prohibit the Junior Creditors from receiving Permitted Junior Debt Payments otherwise permitted to be received by the Junior Creditors in accordance with the terms of this Agreement.

(f) Release of Lien. The Junior Agent, on behalf of the Junior Creditors, shall at any time in connection with any Collateral Sale: (i) upon the request of the Senior Agent with respect to the Collateral subject to such Collateral Sale, release or otherwise terminate its Liens on such Collateral (and/or, in the case of a Collateral Sale consisting of the sale or disposition of Collateral constituting all of the equity interests of any Subsidiary Guarantor, release such Subsidiary Guarantor from its obligations under the relevant Documents); provided, that to the extent the Senior Agent or any Senior Lender retains a Lien on any proceeds of such Collateral or the Senior Debt is Finally Paid, the Junior Agent, on behalf of the Junior Creditors, may retain a Lien with respect to the proceeds of such Collateral (except on proceeds used to repay the Senior Debt) which is subordinated to the Lien retained by the Senior Agent or such Senior Lender if the Senior Debt has not been Finally Paid, and (ii) promptly deliver such terminations of financing statements, partial lien releases, mortgage satisfactions and discharges, endorsements, assignments or other instruments of transfer, termination or release (collectively, “Release Documents”) and take such further actions as the Senior Agent shall reasonably require in order to release and/or terminate such Junior Agent’s Liens on the Collateral (or release such Subsidiary Guarantor in accordance with the foregoing subsection (i)) subject to such Collateral Sale; provided, that if the closing of the Disposition of the Collateral is not consummated within 10 days from the proposed closing date or any agreement governing such Collateral Sale is terminated by any of the parties thereto, the Senior Agent shall, upon the Junior Agent’s request, promptly return all Release Documents to the Junior Agent.

(g) Power of Attorney. Until the Senior Debt is Finally Paid, each Junior Creditor hereby irrevocably constitutes and appoints the Senior Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Junior Creditors and in the name of the Junior Creditors or in the Senior Agent’s own name, from time to time in the Senior Agent’s discretion, solely for the purpose of carrying out the terms of Section 6(f) hereof, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of such Section, including any Release Documents, and, in addition, to take any and all other appropriate and commercially reasonable action for the purpose of carrying out the terms of such Sections, such power of attorney being coupled with an interest and irrevocable. The Junior Agent and the Junior Creditors hereby ratify all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this Section 6(g). No Person to whom this power of attorney is presented as authority for the Senior Agent to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from any Junior Creditor as to the authority of the Senior Agent to take any action described herein, or as to the existence or fulfillment of any condition to this power of attorney, which is intended to grant to the Senior Agent the authority to take and perform the actions contemplated herein. The Junior Creditors irrevocably waive any right to commence any suit or action, in law or equity, against any Person which acts in reliance upon or acknowledges the authority granted under this power of attorney.

(h) Waiver. Each of the Senior Agent, on behalf of each of the Senior Lenders, and the Junior Agent and the Junior Creditors, (i) waive any and all notice of the creation, renewal, extension or accrual of any of the Obligations under the Documents and notice of or proof of reliance by the Secured Creditors upon this Agreement and protest, demand for payment or notice except to the extent otherwise specified herein and (ii) acknowledge and agree that the other Secured Creditors have relied upon the Lien priority and other provisions hereof in entering into the Documents and in making funds available to the Borrowers thereunder.

(i) Notice of Interest In Collateral. This Agreement is intended, in part, to constitute an authenticated notification of a claim by each Secured Creditor to the other Secured Creditors of an interest in the Collateral in accordance with the provisions of Sections 9-611 and 9-621 of the UCC.

(j) New Liens. (i) Prior to Final Payment of the Senior Debt, the parties hereto agree that no additional Liens shall be granted or permitted on any asset of any Obligor to secure Junior Debt unless, subject to the terms of this Agreement, immediately after giving effect to such grant or concurrently therewith, a senior and prior Lien shall be granted on such asset to secure the Senior Debt.

(ii) The parties hereto acknowledge and agree that it is their intention that documents, agreements and instruments creating or evidencing the Liens of such parties in the Collateral, shall be, in all material respects, substantively similar, other than with respect to the relative priority of the Liens created or evidenced thereunder.

(k) Management of Collateral. (i) Prior to the Final Payment of the Senior Debt, the Senior Lenders shall have the exclusive right to manage, perform and enforce the terms of the Senior Debt Documents with respect to the Collateral, to exercise and enforce all privileges and rights thereunder according to their sole discretion and the exercise of their sole business judgment, including the exclusive right to take or retake control or possession of the Collateral and to hold, prepare for sale, process, Dispose of, or liquidate the Collateral and to incur expenses in connection with such Disposition and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction, in each case in any lawful manner. In conducting any public or private sale under the UCC, the Senior Agent shall give the Junior Agent such notice (a “UCC Notice”) of such sale as may be required by the applicable UCC; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice.

(ii) The foregoing shall not be construed to limit or impair in any way the right of: (a) any Secured Creditor to bid for or purchase Collateral at any private or judicial foreclosure upon such Collateral, and (b) the Junior Agent to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to the Collateral initiated by the Senior Agent for the sole purpose of protecting such Junior Agent’s Liens on the Collateral, so long as it does not delay or interfere with the exercise by the Senior Agent of its rights under this Agreement, the Documents and under applicable law.

(l) Waiver of Marshalling and Similar Rights. Each Secured Creditor, to the fullest extent permitted by applicable law, waives as to each other Secured Creditor any requirement regarding, and agrees not to demand, request, plead or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar right that may otherwise be available under applicable law.

(m) Insurance and Condemnation Awards. Prior to the Final Payment of the Senior Debt, the Senior Agent shall have the exclusive right, subject to the rights of the Obligors under the Senior Debt Documents, to settle and adjust claims in respect of Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral.

(n) Delivery and Possessory Collateral.

(i) The Senior Agent agrees to hold the Pledged Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as collateral agent for the Senior Creditors and as gratuitous bailee for the Junior Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee thereof solely for the purpose of perfecting the security interest granted under the Senior Debt Documents and the Junior Debt Documents, respectively, subject to the terms and conditions of this Section 6(n). Solely with respect to any deposit accounts under the control (within the meaning of Section 9-104 of the UCC) of the Senior Agent, the Senior Agent agrees to also hold control over such deposit accounts as gratuitous agent for the Junior Agent, subject to the terms and conditions of this Section 6(n).

(ii) The Senior Agent shall have no obligation whatsoever to any Junior Creditor to ensure that the Pledged Collateral is genuine or owned by any of the Obligors, to perfect the security interest of the Junior Creditors or to preserve rights or benefits of any Person except as expressly set forth in this Section 6(n). The duties or responsibilities of the Senior Agent under this Section 6(n) shall be limited solely to holding the Pledged Collateral as bailee (and with respect to deposit accounts, agent) in accordance with this Section 6(n) and delivering the Pledged Collateral upon Final Payment of Senior Debt as provided in paragraph (iv) below.

(iii) None of the Senior Creditors shall have by reason of the Senior Debt Documents, the Junior Debt Documents, this Agreement or any other document a fiduciary relationship in respect of the Junior Creditors, and the Junior Creditors hereby waive and release the Senior Creditors from all claims and liabilities arising pursuant to the Senior Agent’s role under this Section 6(n) as gratuitous bailee and gratuitous agent with respect to the Pledged Collateral. It is understood and agreed that the interests of the Senior Creditors, on the one hand, and the Junior Creditors on the other hand, may differ and the Senior Creditors shall be fully entitled to act in their own interest without taking into account the interests of the Junior Creditors.

(iv) Upon the Final Payment of Senior Debt, the Senior Agent shall deliver the remaining Pledged Collateral in its possession (if any) to the Junior Agent in accordance with this Agreement. The Senior Agent further agrees to take all other action reasonably requested by the Junior Agent at the expense of the Junior Agent or the Obligors in connection with the Junior Agent obtaining a first-priority interest in the Collateral.

SECTION 7

Cumulative Right, No Waivers;

Specific Performance

Each right, remedy and power granted to Secured Creditor hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in the Senior Debt Documents or Junior Debt Documents (as applicable) or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by Secured Creditor, from time to time, concurrently or independently and as often and in such order as Secured Creditor may deem expedient. Any failure or delay on the part of Secured Creditor in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the rights of Secured Creditor thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of the rights of Secured Creditor hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto. At any time that any Junior Creditor fails to comply with any provision of this Agreement that is applicable to Junior Creditors, Senior Agent or any Senior Lender may demand specific performance of this Agreement, whether or not Borrowers have complied with this Agreement, and may exercise any other remedy available at law or equity.

SECTION 8

[RESERVED]

SECTION 9

Modification

Any modification or waiver of any provision of this Agreement shall not be effective in any event unless the same is in writing and signed by Senior Agent and each Junior Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. No modification or waiver of any provision of this Agreement which increases the obligations or reduces the rights of, or otherwise adversely affects any Borrower, any other Obligor, any of their Subsidiaries or properties (in each case, as determined in the reasonable judgment of Borrowers and Senior Agent) shall be effective (or, without limiting the foregoing, enforceable against any Borrower or any other Obligor) unless the same is in writing and signed by Borrowers, and then such modification or waiver shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on Junior Creditors or Senior Lenders in any event not specifically required of Senior Lenders or Junior Creditors hereunder shall not entitle Junior Creditors or Senior Lenders to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

SECTION 10

Additional Documents and Actions

Each Junior Creditor at any time, and from time to time, after the execution and delivery of this Agreement, upon the request of the Senior Agent and at the expense of the Obligors, promptly will execute and deliver such further documents and do such further acts and things as are necessary to give effect to this Agreement.

The Senior Agent, for itself and on behalf of each other Senior Creditors, the Junior Agent, the Junior Creditors, and the Obligors, each agree that it shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested), solely at the Obligors’ expense, as the Senior Agent or the Junior Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

SECTION 11

Notices

Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail certified or registered and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (Chicago time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, one Business Day after delivery to such courier properly addressed; or (d) if by United States mail, four Business Days after deposit in the United States mail, postage prepaid and properly addressed.

Notices shall be addressed as follows:

If to the Junior Agent or the Junior Creditors:

U.S. Bank Global Corporate Trust Services

One Federal Street

Boston, Massachusetts 02110

Attention: ###, Corporate Trust Services

Telecopy: ###

With a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attn: ###

Telecopy: ###

With a copy to:

Shipman & Goodwin LLP

One Constitution Plaza

Hartford, Connecticut 06103

Attn: ###

Telecopy: ###

Telephone No.: ###

If to a Borrower, J.A. Holdings or the other Obligors:

J.A. Cosmetics US, Inc., as Borrower Agent

10 West 33rd Street, Suite 802

New York, NY 10001

Attention: ###

Telecopy: ###

Telephone No.: ###

Email: ###

with a copy to

TPG Growth

345 California Street, Suite 3300

San Francisco, CA 94104

Attention: ###

Telecopy: ###

Telephone No.: ###

Email: ###

with a copy to

TPG Growth

345 California Street, Suite 3300

San Francisco, CA 94104

Attention: ###

Telecopy: ###

Telephone No.: ###

Email: ###

with a copy to

Kirkland & Ellis LLP

333 S. Hope Street

Los Angeles, CA 90071

Attn: ###

Telecopy: ###

If to Senior Agent or any Senior Lender:

Bank of Montreal

111 W. Monroe Street, 20E

Chicago, Illinois 60603

Attn: ###

Telecopy: ###

with a copy to:

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, Illinois 60661

Attn: ###

Telecopy: ###

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 11. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given.

SECTION 12

Severability

In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

SECTION 13

Successors and Assigns;

Sale, Transfer, Etc.

Section 13.1 This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of Senior Lenders and Junior Creditors.

Section 13.2 Each Junior Lender warrants and represents to Senior Lenders that, as of the date of this Agreement, no party owns an interest in the Junior Debt other than Junior Lenders and that the entire Junior Debt is owing to Junior Lenders. None of the Junior Lenders shall sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Junior Debt unless prior to the consummation of any such action, the transferee thereof shall have executed and delivered to Senior Agent a joinder to this Agreement in the form of Exhibit A attached hereto or an agreement substantially identical to this Agreement, providing for the continued subordination of the Junior Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of the Senior Agent and Senior Lenders arising under this Agreement; provided, that this Section 13.2 shall not be deemed to prohibit any collateral assignment, pledge or other encumbrance as long as the collateral assignee, pledgee or other encumbrance holder shall have expressly agreed that upon any conveyance of title pursuant to such collateral assignment, pledge or other encumbrance, the transferee of such title shall execute and deliver such joinder. Notwithstanding the failure to execute or deliver any such joinder, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Junior Debt, and the terms of this Agreement shall be binding upon the successors and assigns of any Junior Lender, as provided in Section 13.1 hereof.

SECTION 14

Representations and Warranties

Section 14.1 Representations and Warranties of Junior Creditors. Each Junior Creditor hereby severally represents and warrants to Senior Agent and Senior Lenders, as to itself, that as of the date hereof: (a) such Junior Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (b) the execution of this Agreement by such Junior Creditor will not require any consent or approval which has not been obtained; and (c) this Agreement is the legal, valid and binding obligation of such Junior Creditor, enforceable against such Junior Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

Section 14.2 Representations and Warranties of Senior Agent. Senior Agent hereby represents and warrants to each Junior Creditor that as of the date hereof: (a) Senior Agent has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement on behalf of the Senior Lenders, all of which have been duly authorized by all proper and necessary action; (b) the execution of this Agreement by Senior Agent will not require any consent or approval which has not been obtained; and (c) this Agreement is the legal, valid and binding obligation of Senior Agent, enforceable against Senior Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.

SECTION 15

Subrogation

Upon Final Payment of all Senior Debt and until Final Payment of all Junior Debt, the Junior Creditors shall be subrogated to the rights of the Senior Creditors to receive Distributions with respect to the Senior Debt or any notes or other debt securities issued in substitution or exchange of, or otherwise forming a part of a Distribution in respect of, all or any portion of the Senior Debt, to the extent that Distributions otherwise payable to Junior Creditors have been applied to the payment of Senior Debt in accordance with the provisions of this Agreement. A Distribution applied to the payment of the Senior Debt in accordance with the provisions of this Agreement which otherwise would have been made to Junior Creditors shall not be deemed a payment by Obligors on the Junior Debt or any Reorganization Subordinated Securities, it being understood that nothing contained in this Agreement is intended to or shall impair, as between Obligors, any successors or any acquirors of their assets, on the one hand, and their creditors other than Senior Creditors and Junior Creditors, on the other hand, the obligation of Obligors, any successors or any acquirors of their assets, which is absolute and unconditional, to pay to Junior Creditors the Junior Debt or any Reorganization Subordinated Securities as and when the same shall become due and payable in accordance with its terms, to comply with all other terms of the Junior Debt Documents, or any Reorganization Subordinated Securities or to affect the relative rights of Junior Creditor and creditors of Obligors (or any successors or any acquirors of their assets) other than Senior Creditors.

SECTION 16

Counterparts

This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a counterpart signature page by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart signature page.

SECTION 17

Defines Rights of Creditors

The provisions of this Agreement are solely for the purpose of defining the relative rights of Junior Creditors and Senior Lenders and shall not be deemed to create any rights or priorities in favor of any other person, including, without limitation, the Borrowers or the other Obligors.

SECTION 18

Conflict

In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Senior Debt Documents or the Junior Debt Documents, the provisions of this Agreement shall control and govern.

SECTION 19

Headings

Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

SECTION 20

Termination

This Agreement shall terminate upon the Final Payment of all Senior Debt; provided, that to the extent that any Senior Lender receives any payment of Senior Debt or any proceeds of any collateral securing the Senior Debt, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then, to the extent of such payment or proceeds are repaid to such trustee, receiver or other party, the Senior Debt, or part thereof intended to be satisfied and this Agreement shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by such party.

SECTION 21

APPLICABLE LAW

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PROVISIONS THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THAT OF THE STATE OF NEW YORK.

SECTION 22

CONSENT TO JURISDICTION AND SERVICE OF PROCESS

EACH OF THE JUNIOR CREDITORS, SENIOR AGENT, SENIOR LENDERS, BORROWERS, J.A. HOLDINGS, AND THE OTHER OBLIGORS HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE JUNIOR CREDITORS, SENIOR AGENT, SENIOR

LENDERS, BORROWERS, J.A. HOLDINGS AND THE OTHER OBLIGORS ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE JUNIOR CREDITORS, SENIOR AGENT, SENIOR LENDERS, BORROWERS, J.A. HOLDINGS AND THE OTHER OBLIGORS IRREVOCABLY AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MAILED BY REGISTERED MAIL TO JUNIOR AGENT, SENIOR AGENT, SENIOR LENDERS, BORROWERS, J.A. HOLDINGS AND THE OTHER OBLIGORS AT THEIR RESPECTIVE ADDRESSES PROVIDED IN SECTION 11 HEREOF SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY JUNIOR CREDITORS, SENIOR AGENT, SENIOR LENDERS, BORROWERS, J.A. HOLDINGS AND THE OTHER OBLIGORS TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 23

WAIVER OF JURY TRIAL

EACH OF THE JUNIOR CREDITORS, BORROWERS, J.A. HOLDINGS, THE OTHER OBLIGORS, SENIOR AGENT AND SENIOR LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE JUNIOR CREDITORS, SENIOR AGENT, SENIOR LENDERS, BORROWERS, J.A. HOLDINGS AND THE OTHER OBLIGORS ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF BORROWERS, J.A. HOLDINGS, THE OTHER OBLIGORS, SENIOR AGENT, SENIOR LENDERS, OR JUNIOR CREDITORS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE JUNIOR CREDITORS, SENIOR AGENT, SENIOR LENDERS, BORROWERS, J.A. HOLDINGS AND THE OTHER OBLIGORS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SENIOR AGENT, SENIOR LENDERS AND JUNIOR CREDITORS HAVE ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT SENIOR AGENT, SENIOR LENDERS AND EACH JUNIOR CREDITOR WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE JUNIOR CREDITORS, SENIOR AGENT, SENIOR LENDERS, BORROWERS, J.A. HOLDINGS AND THE OTHER OBLIGORS FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS

JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (UNLESS SUCH WRITING MAKES SPECIFIC REFERENCE TO THIS SECTION 23), AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 24

Purchase Option

(a) Without prejudice to the enforcement of the remedies of Senior Agent and the other Senior Lenders, within five (5) Business Days after the date, if any, that Senior Agent delivers a written notice to Junior Agent that a Triggering Event exists, which it hereby agrees to do promptly upon obtaining knowledge of such Triggering Event, any one or more of the Junior Creditors (acting in their individual capacity or through one or more Affiliates) shall have the right, but not the obligation (each Junior Creditor having a ratable right to make the purchase, with each Junior Creditor’s right to purchase being automatically proportionately increased by the amount not purchased by another Junior Creditor), by giving a written notice (the “Purchase Notice”) to Senior Agent prior to the expiration of such five (5) Business Day period to acquire from the Senior Lenders all (but not less than all) of the right, title and interest of the Senior Lenders in and to all (but not less than all) of the Senior Debt and the Senior Debt Documents and to assume all obligations of such Senior Lenders (that are to be performed after the date of closing of such purchase option and are not in respect of events that occurred prior to such date). The Purchase Notice, if given, shall be irrevocable.

(b) On the date specified in the Purchase Notice (which shall not be less than three (3) Business Days nor more than ten (10) Business Days after the receipt by Senior Agent of the Purchase Notice), the Senior Lenders shall sell to the purchasing Junior Creditors and purchasing Junior Creditors shall purchase and assume from the Senior Lenders, all (but not less than all) of the Senior Debt (including any unfunded commitments and all other obligations (that are to be performed after the date of closing of such purchase option and are not in respect of events that occurred prior to such date) of the Senior Lenders under the Senior Debt Documents). Each Senior Creditor and each Obligor hereby irrevocably consents to each transfer or assignment contemplated by this Section 24.

(c) On the date of such purchase and sale, purchasing Junior Creditors shall (i) pay to Senior Agent, for the benefit of the Senior Lenders, as the purchase price therefor the full amount of all the Senior Debt (including principal, interest, fees, LIBOR breakage or similar breakage amounts, and expenses, including reasonable attorneys’ fees and expenses, but excluding Senior Debt cash collateralized in accordance with clause (c)(ii) below) then outstanding and unpaid, (ii) furnish cash collateral to Senior Agent in such amounts in connection with (A) any L/C Obligations as are required under the

Senior Credit Agreement and (B) Obligations arising under any Credit Product Arrangements as are reasonably requested by Senior Agent to the extent such Credit Product Arrangements are not terminated and the termination or similar payment is not included in the purchase price of the Senior Debt, and (iii) agree to acquire at par value the claims of the Senior Agent and the Senior Lenders for all substantiated and reasonable out-of-pocket expenses to the extent due and payable in accordance with the Senior Debt Documents (including the reimbursement of extraordinary expenses, financial examination expenses, and appraisal fees). Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of Senior Agent as Senior Agent may designate in writing to Junior Creditors for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by purchasing Junior Agent to the bank account designated by Senior Agent are received in such bank account prior to 2:00 p.m., New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by purchasing Junior Creditors to the bank account designated by Senior Agent are received in such bank account later than 2:00 p.m., New York City time.

(d) Such purchase shall be expressly made without representation or warranty of any kind by Senior Agent and the Senior Lenders as to the Senior Debt so purchased or otherwise and without recourse to Senior Agent or any other Senior Lender, except that each Senior Lender shall represent and warrant: (i) that the amount quoted by such Senior Lender as its portion of the purchase price represents the amount shown as owing with respect to the claims transferred as reflected on its books and records, (ii) it owns, or has the right to transfer to purchasing Junior Creditors, the rights being transferred, and (iii) such transfer will be free and clear of Liens and claims.

(e) If the Junior Creditors fail to close the purchase within the required time period described above in Section 24(b), Senior Agent and the Senior Lenders shall have no further obligations to the Junior Creditors under this Section 24 without limiting any rights or remedies Senior Agent or the Senior Lenders may have hereunder.

In the event that any one or more of Junior Creditors exercises and consummates the purchase option set forth in this Section 24, (i) Senior Agent shall have the right, but not the obligation (unless required by clause (ii) below), to immediately resign as Senior Agent under the Senior Debt Documents, subject to an agreed upon transition period with respect to delivering possessory Collateral and assigning certain Senior Debt Documents (such as mortgages, intellectual property security agreements and deposit account control agreements) and financing statements necessary to maintain the continued perfection of the successor Senior Agent’s security interest in the Collateral not to exceed thirty (30) days, and (ii) purchasing Junior Creditors shall have the right, but not the obligation, to require Senior Agent to immediately resign as Senior Agent under the Senior Debt Documents.

[signature pages follow]

OBLIGORS

J.A. COSMETICS HOLDINGS, INC., as a Borrower

By:	/s/ Frank Pisani
	Name:	Frank Pisani
	Title:	Vice President

Subordination and Intercreditor Agreement

SENIOR AGENT:

BANK OF MONTREAL, as Senior Agent

By:	/s/ Tara Cuprisin
	Name:	Tara Cuprisin
	Title:	Director

Subordination and Intercreditor Agreement

JUNIOR AGENT:

U.S. BANK NATIONAL ASSOCIATION, As Junior Agent

By:	/s/ Michael M. Hopkins
	Name:	Michael M. Hopkins
	Title:	Vice President

Subordination and Intercreditor Agreement

JUNIOR LENDERS:

PENNANTPARK INVESTMENT CORPORATION

By:	/s/ Arthur H. Penn
	Name:	Arthur H. Penn
	Title:	Chief Executive Officer

PENNANTPARK FLOATING RATE CAPITAL LTD.

By:	/s/ Arthur H. Penn
	Name:	Arthur H. Penn
	Title:	Chief Executive Officer

PENNANTPARK CREDIT OPPORTUNITIES FUND, LP

By:	/s/ Arthur H. Penn
	Name:	Arthur H. Penn
	Title:	Managing Member of PennantPark Capital, LLC, the general partner of PennantPark Credit Opportunities Fund, LP

Subordination and Intercreditor Agreement

Exhibit A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Joinder Agreement”) dated as of [            ] is executed by the undersigned in connection with that certain Subordination and Intercreditor Agreement dated as of January 31, 2014 (the “Agreement”) by and among BANK OF MONTREAL, as administrative agent for the Senior Lenders from time to time party to the Senior Credit Agreement described therein, U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Junior Lenders from time to time party to the Junior Credit Agreement described therein, such Junior Lenders and J.A. COSMETICS HOLDINGS, INC. a Delaware corporation (“J.A. Holdings” and collectively with each other Person who becomes a “Borrower” under the Senior Credit Agreement, “Borrowers”). Capitalized terms not otherwise defined herein are being used herein as defined in the Agreement.

Each signatory hereto is required to execute this Joinder Agreement pursuant to Section 13.2 of the Agreement.

In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each signatory hereby agrees as follows:

1. Each such signatory acknowledges receipt of the Agreement, assumes all the rights and obligations of a Junior Lender under the Agreement and agrees that such signatory shall be bound as a Junior Lender under the terms of the Agreement as if it had been an original signatory to the Agreement.

2. Each such signatory hereby waives notice of acceptance of this Joinder Agreement by the other parties to the Agreement.

, as a Junior Lender

By:
Name:
Title: